Exhibit 99.1

GOOD YEAR INVESTOR LETTER Q4 2023 Feb. 12, 2024

Reconciliation of Non-GAAP Financial Measures See “Important Disclosures – Non-GAAP Financial Measures” and “Reference Tables” for further explanation and reconciliation tables for historical Total Segment Operating Income and Margin; Free Cash Flow; Adjusted Net Income (Loss); and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2023 and 2022 periods. TABLE OF CONTENTS 03 Goodyear Forward 05 Financial Results 08 SBU Results 13 Outlook 15 End Notes 15 Conference Call Details 16 Important Disclosures Forward-Looking Statements Non-GAAP Financial Measures Use of Hyperlinks 17 Reference Tables Financial Tables (Unaudited) Other Data Tables Goodyear Forward Financial Results SBU Results Outlook End Notes Disclosures Reference Tables Q4 2023—2

Streamlined portfolio, resulting in unlocked incremental value Operating margins of ~10% Net Leverage of 2.0x-2.5x Increased financial flexibility & sustainable free cash flow In November of 2023, we announced a transformation plan – “Goodyear Forward” – which leverages our existing strengths to position us for future growth with higher profitability and greater financial flexibility. FORWARD DRIVING SHAREHOLDER VALUE Goodyear Forward Financial Results SBU Results Outlook End Notes Disclosures Reference Tables Q4 2023—3 BY THE END OF 2025 OUR PLAN IS EXPECTED TO DELIVER

GOODYEAR FORWARD
BY THE NUMBERS

Goodyear Forward is a transformation plan designed to optimize our portfolio, deliver significant margin expansion and reduce leverage to drive substantial shareholder value creation. During 2023, we began laying the foundation to drive the execution of that plan. We expect this program to benefit segment operating income by approximately $350 million in 2024.

$1.0B Cost Actions[1]

The Goodyear Forward program includes specific actions to deliver annualized cost reductions of $1.0 billion by the fourth quarter of 2025, ensuring we remain competitive and positioned as a leader in our industry. These cost reduction initiatives are underway.

Workstream	Annualized Run Rate by Q4 2025	FY 2024 Estimate
Footprint & Plant Optimization	~$400	~$75
Purchasing	~$350	~$125
SAG	~$200	~$75
Supply Chain and R&D	~$50	~$25

Terms: $ in millions

Annualized Run Rate by Q4 2025
~$300
FY 2024 Estimate
~$50

Terms: $ in millions

$300M Margin Expansion

Building on our position as an industry leader delivering premium products and services, we have developed plans to capture $300 million of incremental segment operating income primarily through better price/mix in North America. These include actions to optimize brand and tier positioning, rationalize SKUs, increase customer and channel profitability and enhance coverage in premium product lines. We expect these actions to have a positive impact of approximately $50 million in 2024.

Portfolio Optimization

Goodyear Forward includes plans to optimize our portfolio, both creating value and driving significant deleveraging. Processes centered around three of our assets are underway, with the expectation to deliver gross proceeds in excess of $2 billion.

OFF-THE-ROAD[2] | **CHEMICAL** | **DUNLOP**

TARGETING GROSS PROCEEDS OF >$2.0B

1 Costs to achieve in 2024 include corporate other expense of approximately $100 million – mainly advisory, legal and consulting fees as well as costs associated with planned asset sales. Additionally, we expect to make approximately $300 million of rationalization payments in 2024.

2 Off-the-Road equipment tire business provides specialized tires for the mining and construction industries.

Goodyear Forward | Financial Results | SBU Results | Outlook | End Notes | Disclosures | Reference Tables

GOODYEAR

Q4 2023 - 4

FINANCIAL RESULTS

Fourth quarter earnings were ahead of the expectations we outlined during our announcement on November 15, 2023, driven by strong operating results in Americas and Asia Pacific. These results reflected our strongest price/mix versus raw materials since the fourth quarter of 2012. Additionally, we generated the strongest fourth quarter operating cash flow since the pandemic. Our quarter results position us well as we execute on the Goodyear Forward plan.

Tire Volumes

Tire unit volume in the quarter totaled 45.4 million units, down 3.8% from prior year.

Global replacement volume was lower by 6.7%, reflecting a strong fourth quarter 2022 comparable for Americas and continued weak trends in EMEA. Global OE volume increased 6.0%, driven by share gains in Asia Pacific.

TIRE UNITS

(1.8)m YoY
-3.8%

2022	2023
47.2	45.4

(2.3)m UNITS — REPLACEMENT -6.7% YoY

0.5m UNITS — OE +6.0% YoY

Income Statement

Fourth quarter sales decreased 4.8% compared to prior year driven by the impact of lower replacement volume and lower third-party chemical sales. Sales increased 1% due to currency.

Fourth quarter 2023 net loss was $291 million ($1.02 per share loss) compared to a net loss of $104 million ($0.37 per share) a year ago. The change in net loss was primarily due to a goodwill impairment charge related to our EMEA segment and higher rationalization charges, partly offset by higher segment operating income.

After adjusting for significant items, our fourth quarter net income was $135 million, compared to $20 million in the prior year's quarter. Significant items included $35 million in Corporate Other expenses related to Goodyear Forward, which includes advisory, legal and consulting fees and costs associated with planned asset sales.

Adjusted earnings per share on a diluted basis were $0.47 compared to $0.07 a year ago.

NET SALES

($258)m YoY
-4.8%

2022	2023
$5,374	$5,116

GOODYEAR NET INCOME (LOSS)

($187)m YoY
-180%

	2022	2023
	($104)	($291)
RETURN ON NET SALES	-1.9%	-5.7%
EPS	($0.37)	($1.02)
ADJUSTED EPS	$0.07	$0.47

SEGMENT OPERATING INCOME

+$147m YoY
+62.3%

	2022	2023
	$236	$383
SOI MARGIN	4.4%	7.5%

Terms: Units & $ in millions except per share amounts
All per share amounts are diluted

Goodyear Forward | Financial Results | SBU Results | Outlook | End Notes | Disclosures | Reference Tables

GOODYEAR

Q4 2023 - 5

FINANCIAL RESULTS

Segment Operating Income Drivers

Reported fourth quarter segment operating income was $383 million, up $147 million compared to prior year. Excluding the impact of the fire at our Debica, Poland facility, fourth quarter segment operating income was $395 million.

The impact of lower volume was ($103) million, including ($57) million from lower sales volume and ($46) million from lower production during the third quarter to align with industry demand (down 4.8 million units compared to the third quarter of the prior year).

Results included net price/mix versus raw materials of $249 million, the highest since the fourth quarter of 2012. Raw material cost decreases of $329 million more than offset price/mix of ($80) million. Lower price/mix primarily reflects continued mix declines related to commercial truck tire industry weakness and the effect of contractual raw material price adjustments with OE and fleet customers.

Net cost savings of $10 million was driven by the benefits of lower transportation rates, which exceeded the negative impact of general inflation in our business.

"Other" changes in segment operating income of ($9) million included the ($12) million impact of a fire in our Debica, Poland facility in August 2023.

Segment Operating Income
Fourth Quarter 2023 versus 2022


$236
Q4 2022 SOI
($57)
Volume
($46)
Unabsorbed Fixed Cost
($80)
Price/Mix
$329
Raw Materials[1(a)]
($72)
Calculated Inflation (CPI)[1(b)]
$82
Cost Savings
($9)
Other[1(c)]
$383
Q4 2023 SOI
($103)
Total Volume Impact
$249
Net P/M vs Raws
$10
Net Cost Savings

Terms: $ millions

Goodyear Forward | Financial Results | SBU Results | Outlook | End Notes | Disclosures | Reference Tables

GOODYEAR

Q4 2023 - 6

FINANCIAL RESULTS

Balance Sheet and Cash Flows

At the end of the fourth quarter, total debt was $7.6 billion compared to $7.9 billion at the same time last year. Net debt of $6.7 billion was relatively unchanged.

Cash flows from operating activities for the fourth quarter were a source of $1.2 billion compared to a source of $1.1 billion in the prior year.

TOTAL DEBT

($266m) YoY

NET DEBT

+$59m YoY



$7,890
$7,624
$6,663
$6,722
2022
2023

AS OF DECEMBER 31

Terms: $ in millions



ECOREADY

Debt Maturity Schedule Fourth Quarter 2023



$2,365[2(a)]
$88[2(b)]
$884[2(c)]
$801
$1,285
$1,072
$592
$850
$1,600
2024
2025
2026
2027
2028
2029
2030
≥2031
Funded Debt
Undrawn Credit Lines

Terms: $ millions

Goodyear Forward | Financial Results | SBU Results | Outlook | End Notes | Disclosures | Reference Tables

GOODYEAR

Q4 2023 - 7

SBU RESULTS - AMERICAS



Fourth Quarter Summary

Americas fourth quarter segment operating margin of 10.1% was the highest quarterly result since 2021. This is evident in our consumer replacement margins, which expanded significantly during the fourth quarter.

Americas volume was 8.8% lower than prior year following particularly strong volume in the fourth quarter of 2022. While our U.S. volume has seen a significant amount of volatility since 2020, our overall consumer replacement share is in line with our strategy to focus on profitable growth.

Our commercial truck replacement volume declined 12% on continued industry weakness.

Net Sales

Net sales in Americas of $3.1 billion decreased by $333 million, or 9.8%, compared with the fourth quarter of 2022. The decline in sales was driven by 8.8% lower volume.

NET SALES

($333)m YoY
-9.8%



$3,400
2022
$3,067
2023



Segment Operating Income

Segment operating income in Americas was $309 million compared with $279 million a year ago - an increase of $30 million.

This result reflects the impact of lower volume following a particularly strong fourth quarter in 2022, including ($63) million of lower sales volume and ($20) million of unabsorbed overhead from lower production in the third quarter.

Net price/mix versus raw materials was $62 million. Raw material cost decreases of $188 million more than offset price/mix of ($126) million. Lower price/mix includes the impact of contractual raw material price adjustments with our OE and fleet customers and continued weakness in the commercial truck tire industry. U.S. consumer replacement pricing was stable.

Net cost savings were $35 million, driven by lower transportation costs.

Segment operating income also benefitted from stronger performance in our chemical business of $12 million.

SEGMENT OPERATING INCOME

+$30m YoY
+10.8%



$279
2022
$309
2023

	2022	2023
SOI MARGIN	8.2 %	10.1 %

Terms: $ in millions

Goodyear Forward | Financial Results | SBU Results | Outlook | End Notes | Disclosures | Reference Tables

GOODYEAR Q4 2023 - 8

SBU RESULTS - AMERICAS

Tire Volumes

Overall volume in Americas was down 2.3 million units, or 8.8% below fourth quarter 2022 levels. Replacement volume was 8.9% lower (1.9 million units), while OE volume was 8.6% lower (0.4 million units).

- The decrease in replacement volume reflects a strong comparable in the U.S. consumer tire market, industry destocking in Latin America and continued commercial weakness.
    - Consumer replacement share in the U.S. was in line with year-to-date results, with continued strength in premium brands.
- The OE result primarily reflects UAW strike-related impacts during the quarter and weaker commercial truck build rates given weak trucking industry conditions.

TIRE UNITS



(2.3)m
-8.8%
YoY
25.4
2022
23.1
2023
(1.9)m
UNITS
REPLACEMENT
-8.9% YoY
(0.4)m
UNITS
OE
-8.6% YoY
Terms: Units in millions

Sell-Out Activity

U.S. industry retail sales to end consumers (i.e., "sell out") were down slightly compared to prior year. Goodyear sell-out volumes were in-line with the industry.

At the end of the fourth quarter, Goodyear's U.S. consumer replacement channel inventories were down approximately 5% compared to prior year.



Goodyear Forward | Financial Results | SBU Results | Outlook | End Notes | Disclosures | Reference Tables

GOODYEAR

Q4 2023 - 9

SBU RESULTS - EMEA



Fourth Quarter Summary

EMEA's earnings recovered compared to a low base in the prior year. Results reflect continued destocking in consumer replacement, which was more than offset by strong price/mix performance and the benefit of lower raw material costs.

The European consumer replacement industry grew in the quarter, driven by low-cost imports. Goodyear's consumer replacement volume declined 5%, reflecting continued channel destocking.

Our commercial truck volume declined 11%, reflecting weak industry conditions.

Net Sales

Net sales in EMEA of $1.4 billion increased $35 million, or 2.6%, compared with the fourth quarter of 2022.

The increase in sales was driven by 2% higher revenue per tire (excluding mix and foreign currency), partly offset by lower unit volumes.

NET SALES



+$35m
+2.6%
YoY
$1,364
2022
$1,399
2023



Segment Operating Income

Segment operating income in EMEA was $6 million compared with a loss of ($80) million a year ago – an increase of $86 million.

The result was driven by net price/mix versus raw materials of $170 million, including raw material cost decreases of $108 million and price/mix benefit of $62 million.

These benefits were offset partly by the impact of lower volume, including ($6) million of lower sales and ($27) million of unabsorbed overhead from lower production in the third quarter.

The impact of inflation and other cost increases in our business were approximately ($27) million.

Additionally, segment operating income was impacted by ($12) million from a fire in our factory in Debica, Poland.

SEGMENT OPERATING INCOME



+$86m
+107.5%
YoY
($80)
2022
$6
2023
SOI MARGIN
-5.9%
0.4%

Terms: $ in millions

Goodyear Forward | Financial Results | SBU Results | Outlook | End Notes | Disclosures | Reference Tables

GOODYEAR

Q4 2023 - 10

SBU RESULTS - EMEA

Tire Volumes

Overall volume in EMEA was down 0.4 million units, or 3.7% below fourth quarter 2022 levels. Replacement volume was 5.8% lower (0.5 million units), while OE volume was 2.3% higher (0.1 million units).

- The decline in Goodyear's replacement volume during the fourth quarter reflects continued channel destocking for consumer and commercial.
    - Industry growth in the fourth quarter was driven by low-end imports. Goodyear's consumer replacement volume result was more in line with that of other European domestic producers.
- OE volume reflects stable industry growth.

Sell-Out Activity

Industry retail sales to end consumers (i.e., "sell out") increased slightly during the quarter. Goodyear-branded sell-out volumes increased in the premium segment – ahead of the market.

At the end of the fourth quarter, Goodyear's European consumer replacement channel inventories were down approximately 15% compared with a year ago, driven by winter tires.

TIRE UNITS



(0.4)m
-3.7%
YoY
12.8
2022
12.4
2023
(0.5)m UNITS
REPLACEMENT -5.8% YoY
0.1m UNITS
OE +2.3% YoY

Terms: Units in millions



KMAX S
GEN-2

Goodyear Forward | Financial Results | SBU Results | Outlook | End Notes | Disclosures | Reference Tables

GOODYEAR

Q4 2023 - 11

SBU RESULTS - ASIA PACIFIC

Fourth Quarter Summary

Asia Pacific delivered quarterly segment operating income margin above 10% for the first time since 2018. The region's solid performance included a combination of volume growth and favorable price/mix verus raw material benefits.

OE fitment wins geared toward premium vehicles, including EVs, drove the strong volume performance. Our overall product positioning, together with our aligned distribution model in consumer replacement, will enable us to continue our growth momentum.

Net Sales

Net sales in Asia Pacific of $650 million increased $40 million, or 6.6% compared to the fourth quarter of 2022.

This result reflects a 10% increase in tire volume, partly offset by 1% lower revenue per tire (excluding mix and foreign currency).

NET SALES

+$40m YoY
+6.6%



$610
2022
$650
2023



GOODYEAR
ASSURANCE MAXGUARD

Segment Operating Income

Segment operating income in Asia Pacific was $68 million compared with $37 million a year ago - an increase of $31 million.

This result reflects a $12 million benefit of increased sales volume.

Net price/mix versus raw materials was $17 million. Raw material cost decreases of $33 million more than offset price/mix of ($16) million driven by the effect of contractual raw material price adjustments.

SEGMENT OPERATING INCOME

+$31m YoY
+83.8%



$37
2022
$68
2023

SOI MARGIN	6.1%	10.5%

Terms: $ in millions

Tire Volumes

Overall volume in Asia Pacific was up 0.9 million units in the quarter, or 10.0% above 2022 levels. Replacement volume increased 0.7% (0.1 million units) and OE volume increased 22.3% (0.8 million units). Replacement volume followed industry trends while the OE result reflects the ramp-up of new EV fitments during the quarter.

TIRE UNITS

+0.9m YoY
+10.0%



9.0
2022
9.9
2023

0.1m UNITS — REPLACEMENT +0.7% YoY

0.8m UNITS — OE +22.3% YoY

Terms: Units in millions

Goodyear Forward | Financial Results | SBU Results | Outlook | End Notes | Disclosures | Reference Tables

GOODYEAR

Q4 2023 - 12

OUTLOOK First Quarter 2024 Volume Global unit volumes are expected to be down approximately 2%, driven by replacement. Raw Materials We expect raw material costs to be lower than prior year by approximately $245 million. Price/Mix vs Raws We expect the net benefit of price/mix verus raw materials to be approximately $115 million. Price/mix is expected to include the negative price impact from indexed agreements and currency-related adjustments (i.e., Brazil). Price/mix also reflects negative mix driven by commercial truck tire industry weakness. Goodyear Forward We expect savings to total approximately $50 million during the first quarter, driven by purchasing. These savings are separate from any other outlook category. Inflation & Other Costs The impact of inflation & other costs is expected to be approximately ($25) million compared to the first quarter of 2023. This includes general inflation of approximately 3%, partly offset by lower transportation rates. Debica Fire Impact The fire at our operations in Debica, Poland is expected to negatively impact first quarter segment operating income by approximately $15 million. While this will be reflected in earnings, the effect will be called out as a significant item for purposes of our calculation of adjusted EPS. The facility is expected to be fully operational during the second half. Other Q1 2023 results included a $21 million benefit from a duty refund on imported tires that will not recur in 2024. Cash Flow First quarter free cash flow is expected to be a use of cash, in line with historical seasonality. Volume Considerations for the First Quarter Expect consumer replacement industry to be down low-single digits (with the U.S. growth driven by imports more than offset by double-digit declines in Latin America). The commercial tire industry is expected to be down slightly, with underlying strong growth in imports. AMERICAS First quarter industry volume is expected to reflect growth in mature markets, driven by low end imports. Industry member growth in the first quarter is expected to be lower year-over-year. Expect consumer replacement industry to be up low-single digits compared to prior year, driven by continued growth in imports. The commercial tire industry is expected to be down slightly, with underlying strong growth in imports. EMEA Expect low-single digit industry growth in consumer replacement. ASIA PACIFIC Goodyear Forward Financial Results SBU Results Outlook End Notes Disclosures Reference Tables Q4 2023—13

Current Assumption OUTLOOK Raw Materials 3(a) (Excludes Goodyear Forward) Based on current spot rates, H1 ~$375 million lower (Q1 ~$245 million lower) Interest Expense 3(b) $520 to $540 million Other (Income) Expense Interest income: $20 to $30 million Financing fees: ~$60 million 3(b) Global pension related (excluded from SOI): $90 to $110 million 3(c) Cash Taxes 3(d) ~$200 million Depreciation & Amortization 3(e) ~$1 billion Global Pension Cash Contributions 3(f) $25 to $50 million Working Capital ~ Flat Capital Expenditures ~$1.2 to $1.3 billion, excluding repairs related to 2023 tornado impacting our Tupelo facility and fire impacting our Debica, Poland facility (to be funded by insurance) currently estimated at ~$50 million. Rationalization Payments ~$300 million Corporate Other $250 to $275 million $150 to $175 million normal operating ~$100 million related to Goodyear Forward including advisory, legal and consulting fees and costs associated with planned asset sales. While this will be reflected in earnings, the effect will be called out as a significant item for purposes of our calculation of adjusted EPS. Other Considerations Expect benefit of land sales and real estate sale/leaseback transactions of ~$120 million in 2024. Other Financial Assumptions Additional financial assumptions for 2024 follow. Goodyear Forward Financial Results SBU Results Outlook End Notes Disclosures Reference Tables Q4 2023—14

END NOTES 1 Segment Operating Income (SOI) results fourth quarter 2023 versus 2022: (a) Raw materials variance includes raw material cost saving measures; (b) Estimated impact of general inflation (wages, utilities, energy, transportation and other); (c) Includes the impacts of other tire-related businesses, advertising and R&D 2 Debt Maturity Schedule based on December 31, 2023 balance sheet values and excludes notes payable, finance and operating leases and other domestic and foreign debt: (a) At December 31, 2023, our borrowing base was $123 million below the U.S. revolving credit facility’s stated amount of $2.75 billion; At December 31, 2023, there were $385 million of borrowings and $1 million of letters of credit issued; (b) At December 31, 2023, the amounts available and utilized under the Pan-European securitization program totaled $244 million (€221 million) and the designated maximum amount of the facility was $332 million (€300 million); (c) At December 31, 2023, there were no borrowings outstanding and no letters of credit issued under the €800 million European revolving credit facility 3 2024 Other Financial Assumptions: (a) Includes commodity and foreign exchange spot rates; (b) Assumes no refinancing activity; (c) Excludes one-time charges and benefits from pension settlements and curtailments; (d) Excludes one-time items; (e) Excludes accelerated depreciation, amortization or other asset write-offs associated with rationalization plans; (f) Excludes direct benefit payments Conference Call The Company will host an investor call on Tuesday, Feb. 13 at 8:30 a.m. EST that will focus on questions and answers. Participating in the conference call will be Mark W. Stewart, chief executive officer and president; and Christina L. Zamarro, executive vice president and chief financial officer. The investor call can be accessed on the website or via telephone by calling either (800) 274-8461 or (203) 518-9814 before 8:25 a.m. and providing the conference ID “Goodyear.” A replay will be available by calling (800) 753-8878 or (402) 220-0688. The replay will also remain available on the website. About Goodyear Goodyear is one of the world’s largest tire companies. It employs about 71,000 people and manufactures its products in 55 facilities in 22 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate. Goodyear Forward Financial Results SBU Results Outlook End Notes Disclosures Reference Tables Q4 2023—15

IMPORTANT DISCLOSURES Forward-Looking Statements Certain information contained in this Investor Letter constitutes forwardlooking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully the Goodyear Forward plan and our other strategic initiatives; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; a prolonged economic downturn or period of economic uncertainty; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; changes in tariffs, trade agreements or trade restrictions; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change. Non-GAAP Financial Measures (unaudited) This Investor Letter presents or refers to non-GAAP financial measures, including Total Segment Operating Income and Margin, Free Cash Flow, Adjusted Net Income (Loss), Adjusted Diluted Earnings Per Share (EPS) and Net Leverage, which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP. Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes. The most directly comparable U.S. GAAP financial measures to Total Segment Operating Income and Margin are Goodyear Net Income (Loss) and Return on Net Sales (which is calculated by dividing Goodyear Net Income (Loss) by Net Sales). Free Cash Flow is the company’s Cash Flows from Operating Activities as determined in accordance with U.S. GAAP, less capital expenditures. Management believes that Free Cash Flow is useful because it represents the cash generating capability of the company’s ongoing operations, after taking into consideration capital expenditures necessary to maintain its business and pursue growth opportunities. The most directly comparable U.S. GAAP financial measure is Cash Flows from Operating Activities. Adjusted Net Income (Loss) is Goodyear Net Income (Loss) as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted Earnings Per Share (EPS) is the company’s Adjusted Net Income (Loss) divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (EPS) are useful because they represent how management reviews the operating results of the company excluding the impacts of non-cash impairment charges, rationalizations, asset write-offs, accelerated depreciation, asset sales and certain other significant items. Net Leverage is the company’s total debt less cash and cash equivalents as determined in accordance with U.S. GAAP divided by Adjusted EBITDA. Management believes that the ratio of net debt to Adjusted EBITDA, or similar ratios, are widely used by investors as a means of evaluating the company’s leverage. Adjusted EBITDA is Net Income (Loss), as determined in accordance with U.S. GAAP (the most directly comparable U.S. GAAP financial measure to Adjusted EBITDA), before interest expense, income tax expense, depreciation and amortization expense, rationalization charges, and other (income) and expense. Management believes that Adjusted EBITDA is widely used by investors as a means of evaluating the company’s operating performance. It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies. See the following tables for reconciliations of historical Total Segment Operating Income and Margin, Free Cash Flow, Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share to the most directly comparable U.S. GAAP financial measures. Use of Hyperlinks The information that can be accessed by clicking on hyperlinks included in this Investor Letter is not incorporated by reference in, or considered to be a part of, this Investor Letter. Goodyear Forward Financial Results SBU Results Outlook End Notes Disclosures Reference Tables Q4 2023—16

REFERENCE TABLES TABLE OF CONTENTS Financial Tables (Unaudited) Table 1 Consolidated Statements of Operations 18 Table 2 Consolidated Balance Sheets 19 Table 3 Consolidated Statements of Cash Flows 20 Table 4 Reconciliation of Segment Operating Income & Margin 21 Table 5 Reconciliation of Free Cash Flows 22 Table 6 Reconciliation of Total Debt and Net Debt 23 Table 7 Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share 24 Other Data Tables Table 8 Industry and Goodyear Growth Rates 28 Table 9 Foreign Currency Rate Assumptions 29 Table 10 Commodity Spot Rate Assumptions 30 Goodyear Forward Financial Results SBU Results Outlook End Notes Disclosures Reference Tables Q4 2023—17

FINANCIAL TABLES (UNAUDITED) (In millions, except per share amounts) 2023 2022 2023 2022 Net Sales $ 5,116 $ 5,374 $ 20,066 $ 20,805 Cost of Goods Sold 4,070 4,510 16,557 16,953 Selling, Administrative and General Expense 769 697 2,814 2,798 Goodwill Impairment 230 — 230 — Rationalizations 200 47 502 129 Interest Expense 129 120 532 451 Other (Income) Expense 26 93 108 75 Income (Loss) before Income Taxes (308) (93) (677) 399 United States and Foreign Tax Expense (Benefit) (12) 12 10 190 Net Income (Loss) (296) (105) (687) 209 Less: Minority Shareholders’ Net Income (Loss) (5) (1) 2 7 Goodyear Net Income (Loss) $ (291) $ (104) $ (689) $ 202 Goodyear Net Income (Loss) — Per Share of Common Stock Basic $ (1.02) $ (0.37) $ (2.42) $ 0.71 Weighted Average Shares Outstanding 285 284 285 284 Diluted $ (1.02) $ (0.37) $ (2.42) $ 0.71 Weighted Average Shares Outstanding 285 284 285 286 Three Months Ended December 31, Year Ended December 31, Table 1 Consolidated Statements of Operations Q4 2023—18

FINANCIAL TABLES (UNAUDITED) December 31, December 31, (In millions, except share data) 2023 2022 Assets: Current Assets: Cash and Cash Equivalents $ 902 $ 1,227 Accounts Receivable, less Allowance — $102 ($112 in 2022) 2,731 2,610 Inventories: Raw Materials 785 1,191 Work in Process 206 187 Finished Products 2,707 3,193 3,698 4,571 Prepaid Expenses and Other Current Assets 319 257 Total Current Assets 7,650 8,665 Goodwill 781 1,014 Intangible Assets 969 1,004 Deferred Income Taxes 1,630 1,443 Other Assets 1,075 1,035 Operating Lease Right-of-Use Assets 985 976 Property, Plant and Equipment, less Accumulated Depreciation — $12,472 ($11,377 in 2022) 8,492 8,294 Total Assets $ 21,582 $ 22,431 Liabilities: Current Liabilities: Accounts Payable — Trade $ 4,326 $ 4,803 Compensation and Benefits 663 643 Other Current Liabilities 1,165 872 Notes Payable and Overdrafts 344 395 Operating Lease Liabilities due Within One Year 200 199 Long Term Debt and Finance Leases due Within One Year 449 228 Total Current Liabilities 7,147 7,140 Operating Lease Liabilities 825 821 Long Term Debt and Finance Leases 6,831 7,267 Compensation and Benefits 974 998 Deferred Income Taxes 83 134 Other Long Term Liabilities 885 605 Total Liabilities 16,745 16,965 Commitments and Contingent Liabilities Shareholders’ Equity: Goodyear Shareholders’ Equity: Common Stock, no par value: Authorized, 450 million shares, Outstanding shares — 284 million (283 million in 2022) 284 283 Capital Surplus 3,133 3,117 Retained Earnings 5,086 5,775 Accumulated Other Comprehensive Loss (3,835) (3,875) Goodyear Shareholders’ Equity 4,668 5,300 Minority Shareholders’ Equity — Nonredeemable 169 166 Total Shareholders’ Equity 4,837 5,466 Total Liabilities and Shareholders’ Equity $ 21,582 $ 22,431 Table 2 Consolidated Balance Sheets Q4 2023—19

FINANCIAL TABLES (UNAUDITED) (In millions) 2023 2022 Cash Flows from Operating Activities: Net Income (Loss) $ (687) $ 209 Adjustments to Reconcile Net Income (Loss) to Cash Flows from Operating Activities: Depreciation and Amortization 1,001 964 Amortization and Write-Off of Debt Issuance Costs 15 15 Cash Payments for Transaction and Other Costs Related to the Cooper Tire Acquisition — (2) Goodwill Impairment 230 — Provision for Deferred Income Taxes (230) 28 Net Pension Curtailments and Settlements 40 124 Net Rationalization Charges 502 129 Rationalization Payments (99) (95) Net (Gains) Losses on Asset Sales (104) (122) Operating Lease Expense 302 300 Operating Lease Payments (278) (276) Pension Contributions and Direct Payments (54) (60) Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions: Accounts Receivable (59) (333) Inventories 908 (1,042) Accounts Payable — Trade (550) 686 Compensation and Benefits 48 (107) Other Current Liabilities 158 (1) Other Assets and Liabilities (111) 104 Total Cash Flows from Operating Activities 1,032 521 Cash Flows from Investing Activities: Capital Expenditures (1,050) (1,061) Cash Proceeds from Sale and Leaseback Transactions 99 108 Asset Dispositions 16 52 Short Term Securities Acquired (97) (75) Short Term Securities Redeemed 94 107 Long Term Securities Acquired (11) — Long Term Securities Redeemed 6 — Notes Receivable (79) (16) Other Transactions (13) (29) Total Cash Flows from Investing Activities (1,035) (914) Cash Flows from Financing Activities: Short Term Debt and Overdrafts Incurred 954 1,321 Short Term Debt and Overdrafts Paid (1,009) (1,295) Long Term Debt Incurred 9,932 10,503 Long Term Debt Paid (10,220) (9,947) Common Stock Issued (2) (6) Transactions with Minority Interests in Subsidiaries (3) (9) Debt Related Costs and Other Transactions 15 8 Total Cash Flows from Financing Activities (333) 575 Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash 10 (35) Net Change in Cash, Cash Equivalents and Restricted Cash (326) 147 Cash, Cash Equivalents and Restricted Cash at Beginning of the Period 1,311 1,164 Cash, Cash Equivalents and Restricted Cash at End of the Period $ 985 $ 1,311 December 31, Year Ended Table 3 Consolidated Statements of Cash Flows Q4 2023—20

FINANCIAL TABLES (UNAUDITED) (In millions) 2023 2022 2023 2022 Total Segment Operating Income $ 383 $ 236 $ 968 $ 1,276 Less: Goodwill Impairment 230 — 230 — Rationalizations 200 47 502 129 Interest Expense 129 120 532 451 Other (Income) Expense 26 93 108 75 Asset Write-Offs and Accelerated Depreciation, Net 15 31 36 37 Corporate Incentive Compensation Plans 27 (1) 70 56 Retained Expenses of Divested Operations 8 4 18 14 Other 56 35 149 115 Income (Loss) before Income Taxes $ (308) $ (93) $ (677) $ 399 United States and Foreign Tax Expense (Benefit) (12) 12 10 190 Less: Minority Shareholders’ Net Income (Loss) (5) (1) 2 7 Goodyear Net Income (Loss) $ (291) $ (104) $ (689) $ 202 Net Sales $ 5,116 $ 5,374 $ 20,066 $ 20,805 Return on Net Sales -5.7% -1.9% -3.4% 1.0% Total Segment Operating Margin 7.5% 4.4% 4.8% 6.1% Three Months Ended December 31, Year Ended December 31, Table 4 Reconciliation of Segment Operating Income & Margin Q4 2023—21

FINANCIAL TABLES (UNAUDITED) Trailing Twelve Months Ended (In millions) 2023 2022 December 31, 2023 Net Income (Loss) $ (296) $ (105) $ (687) Depreciation and Amortization 250 246 1,001 Change in Working Capital 1,110 1,091 299 Pension Expense 30 20 122 Pension Contributions and Direct Payments — (15) (54) Goodwill Impairment 230 — 230 Provision for Deferred Income Taxes (92) (14) (230) Rationalization Payments (27) (23) (99) Other(a) 31 (52) 450 Cash Flows from Operating Activities (GAAP) $ 1,236 $ 1,148 $ 1,032 Capital Expenditures (243) (296) (1,050) Free Cash Flows (non-GAAP) $ 993 $ 852 $ (18) Cash Flows from Investing Activities (GAAP) $ (217) $ (266) $ (1,035) Cash Flows from Financing Activities (GAAP) $ (1,107) $ (925) $ (333) Three Months Ended December 31, (a) Other includes amortization and write-off of debt issuance costs, net pension curtailments and settlements, net rationalization charges, net (gains) losses on asset sales, operating lease expense and payments, compensation and benefits less pension expense, other current liabilities, and other assets and liabilities Table 5 Reconciliation of Free Cash Flows Q4 2023—22

FINANCIAL TABLES (UNAUDITED) December 31, September 30, December 31, (In millions) 2023 2023 2022 Accounts Receivable $ 2,731 $ 3,379 $ 2,610 Inventories 3,698 3,964 4,571 Accounts Payable — Trade (4,326) (4,110) (4,803) Working Capital(a) $ 2,103 $ 3,233 $ 2,378 Notes Payable and Overdrafts $ 344 $ 322 $ 395 Long Term Debt and Finance Leases due Within One Year 449 277 228 Long Term Debt and Finance Leases 6,831 8,067 7,267 Total Debt $ 7,624 $ 8,666 $ 7,890 Less: Cash and Cash Equivalents 902 1,002 1,227 Net Debt $ 6,722 $ 7,664 $ 6,663 (a) Working capital represents accounts receivable and inventories, less accounts payable—trade Table 6 Reconciliation of Total Debt and Net Debt Q4 2023—23

Table 7 Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share Fourth Quarter 2023 FINANCIAL TABLES (UNAUDITED) (In millions, except per share amounts) As Reported Goodwill Impairment Rationalizations, Asset Write-offs, and Accelerated Depreciation Goodyear Forward Costs Debica Fire Impact Other Legal Claims Environmental Remediation Adjustment Indirect Tax Settlements and Discrete Tax Items Asset and Other Sales As Adjusted Net Sales $ 5,116 $—$—$—$ 12 $—$—$—$—$ 5,128 Cost of Goods Sold 4,070—(16)—(3)—(7) 4,044 Gross Margin 1,046—16—15—7 1,084 SAG 769 — (35) 734 Goodwill Impairment 230 (230) Rationalizations 200—(200) Interest Expense 129 129 Other (Income) Expense 26 (12) 37 51 Pre-tax Income (Loss) (308) 230 216 35 15 12 7—(37) 170 Taxes (12) 14 25 9 2 3 2 4 (9) 38 Minority Interest (5)—1—1 (3) Goodyear Net Income (Loss) $ (291) $ 216 $ 190 $ 26 $ 12 $ 9 $ 5 $ (4) $ (28) $ 135 EPS $ (1.02) $ 0.75 $ 0.66 $ 0.09 $ 0.04 $ 0.03 $ 0.02 $ (0.01) $ (0.09) $ 0.47 Q4 2023—24

FINANCIAL TABLES (UNAUDITED) Table 7 Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share Fourth Quarter 2022 (In millions, except per share amounts) As Reported Pension Settlement Charges Rationalizations, Asset Write-offs, and Accelerated Depreciation Indirect Tax Settlements and Discrete Tax Items Insurance Recoveries Asset and Other Sales As Adjusted Net Sales $ 5,374 $—$—$—$—$—$ 5,374 Cost of Goods Sold 4,510—(3)—7—4,514 Gross Margin 864—3—(7)—860 SAG 697—(22) 675 Rationalizations 47—(47) Interest Expense 120 120 Other (Income) Expense 93 (96) 17 14 Pre-tax Income (Loss) (93) 96 72—(7) (17) 51 Taxes 12 23 6 (3) (1) (5) 32 Minority Interest (1) (1) Goodyear Net Income (Loss) $ (104) $ 73 $ 66 $ 3 $ (6) $ (12) $ 20 EPS $ (0.37) $ 0.26 $ 0.23 $ 0.01 $ (0.02) $ (0.04) $ 0.07 Q4 2023 – 25

FINANCIAL TABLES (UNAUDITED) Table 7 Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share 2023 Year to Date (In millions, except per share amounts) As Reported Rationalizations, Asset Write-offs, and Accelerated Depreciation Gooodwill Impairment Tupelo Storm Impact Pension Settlement Charges Goodyear Forward Costs Debica Fire Impact Other Legal Claims Environmental Remediation Adjustment Foreign Currency Translation Adjustment Write-Off Indirect Tax Settlements and Discrete Tax Items Asset and Other Sales As Adjusted Net Sales $ 20,066 $—$—$ 110 $—$—$ 22 $—$—$—$—$—$ 20,198 Cost of Goods Sold 16,557 (46)—41 (6) 3 (2) 16,547 Gross Margin 3,509 46—69 28 (3) 2 3,651 SAG 2,814 10 (35) 2,789 Goodwill Impairment 230—(230) Rationalizations 502 (502) Interest Expense 532 532 Other (Income) Expense 108 (40) — (20)—5—94 147 Pre-tax Income (Loss) (677) 538 230 69 40 35 28 17 2 (5)—(94) 183 Taxes 10 69 14 13 9 9 3 4 1—9 (25) 116 Minority Interest 2 1 1—1 1—6 Goodyear Net Income (Loss) $ (689) $ 468 $ 216 $ 56 $ 30 $ 26 $ 24 $ 13 $ 1 $ (5) $ (10) $ (69) $ 61 EPS $ (2.42) $ 1.64 $ 0.75 $ 0.20 $ 0.11 $ 0.09 $ 0.08 $ 0.04 $ 0.01 $ (0.02) $ (0.03) $ (0.24) $ 0.21 Q4 2023—26

FINANCIAL TABLES (UNAUDITED) Table 7 Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share 2022 Year to Date (In millions, except per share amounts) As Reported Rationalizations, Asset Write-offs, and Accelerated Depreciation Pension Settlement Charges Indirect Tax Settlements and Discrete Tax Items Other Legal Claims Insurance Recoveries Asset and Other Sales As Adjusted Net Sales $ 2 0,805 $—$—$—$—$—$—$ 2 0,805 Cost of Goods Sold 16,953 (1) 7—16,959 Gross Margin 3 ,852 1 (7)—3,846 SAG 2 ,798 (29) 2 ,769 Rationalizations 1 29 (129) Interest Expense 451 451 Other (Income) Expense 7 5—(124)—(15)—115 51 Pre-tax Income 399 159 124—1 5 (7) (115) 575 Taxes 1 90 12 31 (23) 4 (1) (28) 185 Minority Interest 7 7 Goodyear Net Income $ 202 $ 147 $ 93 $ 2 3 $ 11 $ (6) $ (87) $ 383 EPS $ 0.71 $ 0.51 $ 0.33 $ 0.08 $ 0.04 $ (0.02) $ (0.31) $ 1.34 Note: Certain items previously reported in adjusted diluted EPS have been reclassified to conform to the current presentation Q4 2023—27

OTHER DATA TABLES

Table 8 Industry and Goodyear Growth Rates

		Three Months Ended December 31, 2023		Year Ended December 31, 2023	
		Industry	Goodyear	Industry	Goodyear
Americas	Consumer Replacement	8.9%	-8.6%	0.6%	-8.8%
	Consumer OE	1.8%	-7.3%	9.0%	-0.5%
	Commercial Replacement	-7.8%	-12.2%	-13.2%	-12.7%
	Commercial OE	-17.0%	-19.1%	-7.4%	-15.0%
EMEA	Consumer Replacement	2.5%	-5.3%	-3.0%	-14.1%
	Consumer OE	4.5%	4.0%	12.1%	8.6%
	Commercial Replacement	-4.0%	-10.5%	-7.4%	-17.7%
	Commercial OE	-4.2%	-10.7%	3.8%	3.0%
Asia Pacific	Consumer Replacement	7.6%	-0.1%	3.5%	-1.3%
	Consumer OE	12.5%	25.6%	9.5%	16.0%
	Commercial Replacement	6.9%	8.9%	5.5%	0.8%
	Commercial OE	30.8%	8.4%	29.1%	16.8%
Total Company	Consumer Replacement	6.3%	-6.6%	-0.2%	-9.3%
	Consumer OE	8.6%	8.3%	9.9%	7.9%
	Commercial Replacement	-1.1%	-8.5%	-4.4%	-12.4%
	Commercial OE	6.3%	-13.4%	11.0%	-5.5%
Total Company	Replacement	5.4%	-6.7%	-0.7%	-9.5%
	OE	8.4%	6.0%	9.9%	6.3%

Note: Industry growth data as reported at time of this Investor Letter

Industry Growth 2023 vs. 2019		Three Months Ended December 31, 2023	Year Ended December 31, 2023
Americas	Consumer Replacement	-1.1%	2.4%
	Consumer OE	-1.0%	-4.0%
	Commercial Replacement	11.0%	9.5%
	Commercial OE	-1.7%	0.0%
EMEA	Consumer Replacement	-9.9%	-9.4%
	Consumer OE	-9.4%	-13.5%
	Commercial Replacement	-16.8%	-15.3%
	Commercial OE	0.9%	-4.9%
Asia Pacific	Consumer Replacement	-5.6%	-7.9%
	Consumer OE	15.5%	10.0%
	Commercial Replacement	-19.9%	-17.8%
	Commercial OE	-27.5%	-20.0%
Total Company	Consumer Replacement	-5.5%	-4.9%
	Consumer OE	6.4%	1.2%
	Commercial Replacement	-10.6%	-9.8%
	Commercial OE	-17.1%	-12.2%
Total Company	Replacement	-6.1%	-5.5%
	OE	4.2%	0.0%

GOODYEAR

Q4 2023 - 28

OTHER DATA TABLES Table 9 Foreign Currency Rate Assumptions FX Spot Rates 2024 2023 USD / BRL 4.916 5 .066 USD / CNY 7 .097 6 .784 USD / EUR 0.921 0 .918 January 26, Q4 2023—29

OTHER DATA TABLES Table 10 Commodity Spot Rate Assumptions Commodity Rates 2024 2023 Modeling Assumption Comments Butadiene ($ / LB) $ 0 ..37 $ 0 .45 Key driver of synthetic rubber prices Natural Rubber ($ / LB) 0.69 0.66 Driver of natural rubber prices Crude Oil ($ / BBL) 83.55 87.47 Proxy for pigments, chemicals, oils Steel ($ / Tonne) 989.12 1,089.86 Key driver of wire prices NA HSFO ($ / BBL) 64.92 56.56 Key driver of carbon black prices Polyester ($ / LB) 0.45 0.43 Key driver of fabric prices January 26, Q4 2023—30

GOOD YEAR